Exhibit 10.34

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

GRAND PORT MARITIME DE DUNKERQUE

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WESTERN PORT

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Amendment No. 2 to the

Protocol of Agreement

Promise to enter into Construction Lease(s)

dated August 30, 2023

PROLOGIUM

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DLI N°1002970

Between the undersigned:

GRAND PORT MARITIME DE DUNKERQUE, having its registered office at DUNKERQUE (59140), Terre-Plein Guillain.

Hereinafter referred to as “DUNKERQUE-PORT”.

A public establishment of the French State, having legal personality, established pursuant to Law No. 65-491 of June 29, 1965 (Official Journal of June 30, 1965), Decree No. 66-935 of November 8, 1965 (Official Journal of November 9, 1965), and Decree No. 66-176 of March 25, 1966 (Official Journal of March 27, 1966), and governed by the French Maritime Ports Code; it being specified that, pursuant to Decree No. 2008-1038 of October 9, 2008, the public establishment known as “PORT AUTONOME DE DUNKERQUE” was transformed into a major seaport governed by the provisions of the French Transport Code, and has since borne the name “GRAND PORT MARITIME DE DUNKERQUE”.

SIREN No. 783 595 036 00014.

Represented herein by Mr. Maurice GEORGES, acting in his capacity as Chairman of the Executive Board of the GRAND PORT MARITIME DE DUNKERQUE, to which position he was appointed by decree of the President of the French Republic dated June 3, 2021.

Hereinafter referred to as the “LESSOR”.

Of the first part,

Prologium Technology Europe SAS, a simplified joint stock company (société par actions simplifiée) with a share capital of EUR 31,030,000.00, having its registered office at 124 rue du Magasin Général, ZAC des Bassins, 59140 Dunkerque, registered with the Dunkerque Trade and Companies Register under No. 978 683 548, represented herein by Mr. Szu-Nan YANG, acting in his capacity as President, which is as INITIAL LESSEE.

Of the second part,

And

Prologium Technology Dunkerque, a simplified joint stock company (société par actions simplifiée) with a share capital of EUR 4,000,000.00, having its registered office at 124 rue du Magasin Général, ZAC des Bassins, 59140 Dunkerque, registered with the Dunkerque Trade and Companies Register under No. 992 968 081, represented herein by Mr. Szu-Nan YANG, acting in his capacity as President.

Hereinafter referred to as the “BENEFICIARY”.

Of the third part.

Having regard to the French Transport Code,

Having regard to the French Environmental Code,

Having regard to the specifications governing the port industrial zone,

Having regard to the decisions of the Executive Board:

No. 2023/161 dated July 26, 2023;

No. 2024/78 dated May 2, 2024;

No. 2025/149 dated July 3, 2025.

IT HAS BEEN AGREED AS FOLLOWS:

Preamble

Pursuant to Executive Board Decision No. 2023/83, a Memorandum of Understanding was signed on April 13, 2023, in Taiwan between the GPMD and Prologium Technology Europe SAS.

Following the official announcement of the selection of Dunkerque during the presidential visit of May 12, 2023, a Promise of a Construction Lease was signed on August 30, 2023 (the “Protocol”), in order to formalize the commitments undertaken in Taiwan.

In this context, the GPMD had undertaken to acquire an access road located in the municipality of Bourbourg, which commitment was fulfilled by notarial deed dated February 20, 2024. In parallel, in March 2024, ProLogium requested that the land area be expanded from approximately 88 hectares, 69 ares and 24 centiares to approximately 97 hectares, 50 ares and 25 centiares, in order to consolidate the three phases of its project within the Large Industries Zone (Zone Grandes Industries), while maintaining the initial pricing conditions. This amendment was authorized by Executive Board Decision No. 2024/78 dated May 2, 2024.

Executive Board Decision No. 2025/149 dated July 3, 2025 subsequently authorized the extension of the Protocol for an additional period of one (1) year, i.e., until July 31, 2026.

Amendment No. 1, signed on October 8, 2025 (the “Amendment No.1”), accordingly formalized the acquisition of the access road, the modification of the underlying land, and the extension of the Protocol.

Amendment No. 1 to the Protocol expires on July 30, 2026. As the preparatory works for Phase 1 are scheduled to commence in July 2026, Prologium Technology Europe SAS approached the GPMD to examine the contractual adjustments required. In this respect, Prologium Technology Europe SAS requested:

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authorization to commence this phase of the preparatory works before the expiration of the appeal periods relating to the transfer of the building permits that it obtained, respectively, in the municipalities of CRAYWICK and BOURBOURG, in favor of a new operational entity within its group dedicated to the implementation of the project in the territory, namely Prologium Technology Dunkerque, which shall substitute for it in all of its contractual rights and obligations; and the extension of the Protocol for an additional period of one (1) year, to expire on July 30, 2027.

•	The GPMD having agreed to these requests,

this Amendment No.2 (the “Amendment No.2”) is entered into to formalize such situation under the terms and conditions set forth below.

Article 1

Pursuant to Article 10 (SUBSTITUTION OPTION) of the Protocol dated August 30, 2023,

Prologium Technology Europe SAS hereby declares that it substitutes, as beneficiary under the said Protocol and Amendment No. 1 dated October 8, 2025,

Prologium Technology Dunkerque, which thereby becomes the beneficiary of all rights and obligations arising from the aforementioned Protocol and Amendment No. 1, subject to the same charges, terms and conditions.

Prologium Technology Dunkerque expressly accepts this substitution and declares that it has full knowledge of the terms of the Protocol, its amendment, its appendices, the conditions precedent contained therein, and all of the obligations imposed upon the original BENEFICIARY.

All of the clauses, charges, terms, conditions and provisions of the Protocol and its amendment shall remain unchanged and shall continue to produce their full force and effect.

This substitution shall not constitute a novation.

Article 2

Article 4 (DURATION) of the Protocol dated August 30, 2023, as amended by Amendment No. 1 dated October 8, 2025, is hereby amended and restated as follows:

“Unless otherwise provided in this Protocol, this Protocol shall enter into force retroactively as of July 31, 2023, and shall expire on the earlier of the following two dates, unless terminated by the BENEFICIARY in accordance with Article 3.2 above:

•	four (4) years after the effective date of this Protocol (i.e., July 31, 2027);

•	the date of execution of the Construction Lease relating to the LAND defined in Article 1 of Amendment No. 1 dated October 8, 2025, namely approximately 977,995 m².

Article 3

By this Amendment No.2, the Parties agree to terminate, as of the date of execution hereof, Article 8 (UNILATERAL CONSTRUCTION LEASE PROMISE FOR AN ADDITIONAL SURFACE AREA) of the Protocol dated August 30, 2023, as amended by    Article 8 of Amendment No. 1 dated October 8, 2025.

The aforementioned provisions having become inapplicable.

Article 4

Article 3 (OBLIGATIONS DURING THE RESERVATION PERIOD) of the Protocol dated August 30, 2023, as amended by Article 3 of Amendment No. 1 dated October 8, 2025,

is hereby amended and replaced as follows:

Article 3 – OBLIGATIONS DURING THE RESERVATION PERIOD

The LESSOR grants the BENEFICIARY a right of reservation over the LAND. Accordingly, the LESSOR shall refrain from granting any lease, sale, or equivalent right over the LAND to any third party.

During the reservation period, the LESSOR grants the BENEFICIARY, with respect to the LAND, the powers and authorizations enabling the BENEFICIARY, its representatives and subcontractors to:

•	access the LAND, subject to prior notice, it being understood that the LESSOR is required to carry out works on the site;

•	carry out on the LAND any studies intended to confirm the feasibility of the project, including, without limitation, soil investigations, surveys by a land surveyor, etc.;

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apply for all authorizations and make all administrative filings required for the implementation of the project, the LESSOR authorizing the BENEFICIARY to carry out the works referred to in Article R.423-1 of the French Urban Planning Code.

The LAND covered by this Protocol shall be made available to the BENEFICIARY in its existing condition, following prior backfilling carried out by the LESSOR as part of its land pre-development operations, it being specified that such works shall be performed by the LESSOR at its sole cost and under its sole responsibility.

An environmental site condition report, referred to as the “Site Condition Report (État 0)”, shall also subsequently be prepared by the LESSOR. Such report shall constitute the initial condition report of the LAND.

The LESSOR grants the BENEFICIARY, with respect to Phase 1 LAND having an area of approximately 205,913 m² (Appendix), a temporary right of occupation commencing on the date of execution of this Amendment. During such period, the BENEFICIARY shall be authorized to carry out the following preparatory works:

•	Cleaning;

•	Ground compaction;

•	Installation of containers;

•	Construction of the main access road to the site compound;

•	Fencing of the site compound;

•	Foundations (grade beams) for installation of the temporary construction substation;

•	Installation of the ENEDIS cable from outside the LAND to its connection to the substation.

The Parties agree that, should the Construction Lease contemplated under this Protocol not be executed between the Parties, the BENEFICIARY undertakes to restore the LAND to the condition in which it existed on the date of execution of this Amendment, in accordance with the jointly prepared condition report established by the Parties.

Article 3.1 – Reservation Fee During the Reservation Period

In consideration of the reservation of the LAND not included in “Phase 1”, granted to the BENEFICIARY, representing approximately 772,082 m² (Appendix), and throughout the remaining term of this Protocol, the BENEFICIARY shall pay to the LESSOR an annual reservation fee of [***] (EUR [***]), EXCLUSIVE OF TAX, PER SQUARE METER, calculated on a pro rata temporis basis and payable annually in advance.

The Parties agree that the basis for calculating such reservation fee shall be 772,082 m², effective as of the date of execution of this Amendment No.2.

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In consideration of the temporary right of occupation over the “Phase 1” area, representing approximately 205,913 m² (Appendix), and pursuant to Article 7 of the Protocol dated August 30, 2023, the Parties agree that the first year during which the annual rent shall remain at [***] (EUR [***]), EXCLUSIVE OF TAX, PER SQUARE METER, shall commence on July 1, 2026.

Such rent is expressed at its value as of January 1, 2026, and shall be indexed annually on January 1 in accordance with the variation in the INSEE Construction Cost Index, the base index being that published as of January 1, 2026, namely Index 2056, corresponding to the third quarter of 2025.

The above fees are exclusive of taxes and shall be increased by VAT at the rate in force.

The reservation fees relating to the LAND shall remain vested in the LESSOR, regardless of the outcome of this Protocol.

Article 3.2 – Waiver – Termination of this Protocol

The BENEFICIARY may terminate this Protocol at any time by giving notice by registered letter with acknowledgment of receipt addressed to the registered office of the LESSOR, without any termination indemnity being payable by the BENEFICIARY to the LESSOR.

The LESSOR may terminate this Protocol only in the following circumstances:

in the event of non-payment by the BENEFICIARY of the reservation fees relating to the LAND, following a formal notice sent by registered letter which remains without effect for one (1) month after its first delivery.

Upon expiration of such period, the LESSOR may notify the BENEFICIARY of the termination of this Protocol.

The Parties shall thereupon be released from all reciprocal obligations.”

Article 4

Article 7 (MAIN CHARACTEERISTICS OF THE CONSTRUTION LEASE(S)) of the Protocol dated August 30, 2023, as amended by Amendment No. 1 dated October 8, 2025, is hereby amended and replaced as follows:

“The main characteristics of the Construction Lease relating to the LAND are set out below:

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The buildings and structures shall be constructed in accordance with good engineering and construction practices, applicable statutory and regulatory requirements, the obligations arising from the building permit, and all other permits required for the implementation of the above-described project.

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The BENEFICIARY may encumber its leasehold right, together with the buildings and structures erected by it on the LAND subject to the Construction Lease, with privileges and mortgages, the CONSTRUCTION LEASE creating rights in rem.

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The BENEFICIARY may, in accordance with the law, grant such easements over the LAND as are indispensable for the construction of the buildings contemplated under the Construction Lease; any other easement may be granted only with the consent of the LESSOR.

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The BENEFICIARY may, in accordance with the law, assign all or part of its rights, or contribute such rights to a company of its choosing. It may freely lease the buildings erected by it for a term not exceeding that of the Construction Lease.

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The buildings erected, together with all works and improvements carried out by the BENEFICIARY, shall remain its property, and that of its successors and assigns, throughout the term of the Construction Lease.

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Upon expiration of the Construction Lease, the buildings erected by the BENEFICIARY, together with all improvements made by it, shall be demolished by the BENEFICIARY at its own expense. In any event, the rent under the Construction Lease shall remain payable until the LAND has been restored for industrial use.

•	The Construction Lease shall be entered into for a term of FIFTY (50) years.

•

The Construction Lease shall be granted and accepted in consideration of an annual rent of [***]S (EUR [***]), EXCLUSIVE OF TAX, PER SQUARE METER PER YEAR, which the BENEFICIARY shall undertake to pay quarterly in advance.

Payment shall be made within 30 days from the end of the month from the date of the    invoice.

With respect to “Phase 1”, comprising approximately 205,913 m², the Parties agree that the first year during which the annual rent shall remain at [***] (EUR [***]), EXCLUSIVE OF TAX, PER SQUARE METER, commenced on July 1, 2026.

With respect to the LAND not included in “Phase 1”, representing approximately 772,082 m² and granted to the BENEFICIARY, the Parties agree that, for the first year of the Construction Lease, the Construction Lease shall be granted and accepted in consideration of an annual rent of [***] (EUR [***]), EXCLUSIVE OF TAX, PER SQUARE METER.

The Parties agree that the area to be taken into account for the calculation of such rent shall be the LAND, namely approximately 977,995m².

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Such rents are expressed at their value as of January 1, 2023, and shall be indexed annually on January 1 in accordance with the variation of the INSEE Construction Cost Index, the base index being that published as of January 1, 2023, namely Index 2037, corresponding to the third quarter of 2022.

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From the date of execution of the Construction Lease, the BENEFICIARY shall pay all taxes, duties, levies and charges of every kind to which the LAND, buildings, improvements and installations currently are, or may subsequently become, subject, regardless of their amount or nature, insofar as they are used pursuant to the Construction Lease.

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The BENEFICIARY shall also, where applicable and under its sole responsibility, file the declaration of new construction or of any change in the nature or use of the property as required under the French General Tax Code.

The Construction Lease shall be executed before Maître Eddy BARAS, Notary, at BOURBOURG (59830), 110 Rue de Dunkerque, who may, where applicable, be assisted by the BENEFICIARY’s notary. The LAND shall be free from any occupation upon the execution and entry into force of the Construction Lease.

The Construction Lease shall be subject to the customary conditions precedent, including, without limitation:

•	the definitive declassification and decommissioning of all of the land; and

•	confirmation of the LESSOR’s title to the property.

•	Confirmation that the LAND is free and clear of any mortgage, registration, easement or third-party right that may impede the BENEFICIARY’s project.

•	Obtaining the final administrative and operating authorizations required for the implementation of the BENEFICIARY’s project.

•	Obtaining the financing required for the BENEFICIARY’s project (equity and debt).

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The Construction Lease shall include appropriate step-in provisions for the benefit of the BENEFICIARY’s lenders, designed in particular to enable them to remedy any default by the BENEFICIARY, including by substituting another entity in its place.

•	The Construction Lease shall include an undertaking by the LESSOR to enter into a Direct Agreement with the BENEFICIARY’s lenders.

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The Construction Lease shall include a waiver by the LESSOR of the benefit of the landlord’s lien over the movable property located on the LAND, in accordance with Article 2332(1) of the French Civil Code.

It is hereby specified that the areas indicated in this Protocol are provided for information purposes only and shall be subject to a survey to be carried out by a certified surveyor, at the expense of the LANDLORD.

Article 5

This Amendment shall become effective as of July 31, 2026.

The provisions of the Protocol dated August 30, 2023, and Amendment No. 1 thereto dated October 8, 2025, which are not amended by this Amendment, shall remain applicable, mutatis mutandis.

Executed in Dunkerque, on

For the LESSOR Represented by Mr. Maurice GEORGES	For the INITIAL LESSEE Represented by Mr. Szu-Nan YANG

/s/ Maurice GEORGES	/s/ Szu-Nan YANG

For the BENEFICIARY Represented by Mr. Szu-Nan YANG

Appendix: Site Plan for “ Phase 1” and “Phase 2”